FOR IMMEDIATE RELEASE

Investor Contact: John N. Hatsopoulos American DG Energy Inc. 781.622.1120 john.hatsopoulos@americandg.com	Media Contact: Barry J. Sanders American DG Energy Inc. 781.522.6010 barry.sanders@americandg.com

 American DG Energy Reports 2013 Financial Performance

Revenue increases 32% compared to 2012

WALTHAM, Mass. – March 31, 2014 – American DG Energy Inc. (NYSE MKT: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported unaudited financial results for Fiscal Year 2013. Total revenues were $7,461,880 in 2013, compared to $5,645,194 in 2012, an increase of 32%. GAAP diluted loss per share (EPS) was $(0.10) in 2013, compared to $(0.14) in 2012.

Major Highlights:

 Financial

•	Energy revenue increased by 33% to $7,164,226 in 2013, compared to the same period in 2012.
•	Energy gross profit margin in North America without depreciation was over 36% in 2013.
•	Utility rates for thermal energy (such as natural gas) decreased approximately 10% and electricity rates decreased by 11% in the fourth quarter of 2013 compared to the same period in 2012, which lowered our energy revenue for the period.
•	The company received $285,718 of incentives in 2013.
•	We finished 2013 with approximately $9.8 million in cash.
•	The total revenue value of our On-Site Utility energy agreements since inception is approximately $300 million using various market assumptions and estimates made by the Company.
•	During June 2013, EuroSite Power issued 4% Senior Unsecured Convertible Notes Due 2015 and raised $4.0 million; $2.9 million from accredited investors and $1.1 million from conversion of an American DG Energy note.
•	During August and September of 2013, the company raised $965,001 in equity capital through private placements from a major shareholder and a member of the Board of Directors.
•	On August 15, 2013 shareholders of American DG Energy received a special dividend of an aggregate of 4,880,720 shares of EuroSite Power.

Operations

•	Total energy production increased by 34% to 99.4 million kWh in 2013 compared to the same period in 2012.

•	The associated revenue in 2013 was attributable to the following core markets:

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Housing	24%
Fitness	21%
Healthcare	21%
Hospitality	19%
Education	20%
Other	5%
TOTAL	100%

• The revenue in 2013 was distributed by energy type as is outlined in the following table:

Thermal	53%
Electricity	36%
Cooling	11%
TOTAL	100%

•	We currently operate 123 energy systems.
•	Our current backlog consists of 29 energy systems.

•	We reached agreements with the following properties:

•	300 kW Combined Heat and Power (CHP) system with two building in New Jersey.
•	30-ton chiller with DoubleTree Hotel in Tarrytown, NY.
•	200 kW system with a facility in New Jersey.
•	Two feasibility study contracts with a major university and a large hospitality group.
•	Energy plant conversion with DoubleTree Hotel in Times Square, NY for CHP, boilers and chillers.
•	400-ton chiller with a facility in New Jersey.
•	200 kW CHP system with Crow Wood Leisure in Burnley, United Kingdom (UK).
•	100 kW CHP system with Roko Health Club in York, United Kingdom.
•	100 kW CHP system with Bury St. Edmunds Leisure Center in Suffolk, UK.
•	100 kW CHP system with Leisure Connection for the Dunstable Leisure Centre in Dunstable, UK.
•	100 kW CHP system with Clifton Hospital in Lancashire, UK, part of the National Health Systems.

•	We began operations at the following properties:

•	300 kW CHP system at an apartment complex in Bronx, NY.
•	30-ton chiller at by Hilton Hotel in Tarrytown, NY.
•	450 kW CHP in New York City, NY.
•	75 kW CHP in Connecticut.
•	150 kW CHP at Metro YMCAs of the Oranges in Wayne, NJ.
•	450-ton chiller at Doral Arrowwood Hotel in Rye Brook, NY.
•	150 kW CHP at Cumberland County Jail in Portland, ME.
•	100 kW CHP at Prospect Park Residencies in Brooklyn, NY.
•	75 kW CHP at YMCA in Greenwich, CT.
•	170-ton chiller at a New Jersey property.
•	80-ton chiller at a New Jersey property.
•	30-ton chiller at a New Jersey property.
•	100 kW CHP at Roko Health Club in Chiswick, UK.
•	100 kW CHP at Roko Health Club in York, UK.
•	100 kW CHP at DoubleTree by Hilton in Dublane Hydro, Scotland.
•	150 kW system in New Jersey.

•	The company welcomed John W. Rowe to the Board of Directors, adding years of management and operational expertise in the energy space, having notable served as Chairman and Chief Executive Officer at Exelon Corporation.
•	The company welcomed Joan Giacinti to the Board of Directors, adding extensive management experience as he is the founder and Chief Executive Officer of Sofratessa Group in Santo Domingo, Dominican Republic.

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American DG Energy will hold its earnings conference call today, March 31, 2014 at 10:00 a.m. Eastern Time. To listen, call (877) 870-4263 within the U.S, (855) 669-9657 from Canada or (412) 317-0790 from other international locations. Participants should reference American DG Energy to access the call. Please begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on our web site at www.americandg.com in the “Investors” section under "News Releases.”

The earnings conference call will be recorded and available for playback one hour after the end of the call through Tuesday, April 08, 2014. To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Conference Number 10042784.

The earnings conference call will be webcast live. To register for and listen to the webcast, go to http://investors.americandg.com/. Following the call, the webcast will be archived for 30 days.

About American DG Energy

American DG Energy supplies low-cost energy to its customers through distributed power generating systems. The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user – through its On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. Learn more about how American DG Energy (NYSE MKT: ADGE) reduces energy costs at www.americandg.com or follow us on Facebook and Twitter.

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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UNUADITED CONSOLIDATED STATEMENT OF OPERATIONS

For the years ended December 31, 2013

	2013	2012
Revenues
Energy revenues	$7,164,226	$5,388,395
Turnkey & other revenues	297,654	256,799
	7,461,880	5,645,194
Cost of sales
Fuel, maintenance and installation	4,862,905	3,487,223
Depreciation expense	1,382,693	1,698,014
	6,245,598	5,185,237
Gross profit	1,216,282	459,957
Operating expenses
General and administrative	2,940,833	2,770,535
Selling	1,383,077	1,919,075
Engineering	1,018,914	1,165,286
	5,342,824	5,854,896
Loss from operations	(4,126,542)	(5,394,939)
Other income (expense), net
Interest and other income	49,291	62,322
Interest expense	(1,292,766)	(1,270,694)
Change in fair value of warrant liability	257,189	(139,893)
	(986,286)	(1,348,265)
Loss before provision for state income taxes	(5,112,286)	(6,743,204)
Benefit (provision) for state income taxes	(13,450)	(24,550)
Consolidated net loss	(5,126,278)	(6,767,754)
(Income) loss attributable to the noncontrolling interest	239,606	241,967
Net loss attributable to American DG Energy Inc.	$(4,886,672)	$(6,525,787)

Net loss per share - basic and diluted	$(0.10)	$(0.14)
Weighted average shares outstanding - basic and diluted	49,932,838	47,108,980

Non-GAAP financial disclosure
Loss from operations	$(4,126,542)	$(5,394,939)
Depreciation expense	1,471,914	1,754,279
Stock based compensation	596,349	810,285
Adjusted EBITDA	(2,058,279)	(2,830,375)
Grants from rebates and incentives (reduction in basis of property)	285,718	583,800
Total cash outflows	$(1,772,561)	$(2,246,575)

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UNUADITED CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$9,804,291	$13,362,919
Accounts receivable, net	988,420	761,678
Unbilled revenue	12,765	19,492
Due from related party	304,288	18,372
Inventory	2,246,335	2,920,444
Prepaid and other current assets	196,939	308,164
Total current assets	13,553,038	17,391,069
Property, plant and equipment, net	21,931,289	17,253,648
Accounts receivable, long-term	45,200	46,800
Other assets, long-term	54,768	47,216
TOTAL ASSETS	$35,584,295	$34,738,733

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$871,079	$765,618
Accrued expenses and other current liabilities	622,568	532,420
Due to related party	178,216	41,812
Capital lease obligations	—	3,365
Total current liabilities	1,671,863	1,343,215
Long-term liabilities:
Convertible debentures	17,172,807	17,000,000
Convertible debt due to related parties	4,525,573	2,400,000
Warrant liability	132,265	389,454
Other long-term liabilities	15,876	29,444
Total liabilities	23,518,384	21,162,113

Stockholders’ equity:
American DG Energy Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 48,490,733 and 46,001,404 issued and outstanding at December 31, 2012 and 2011, respectively	49,818	48,491
Additional paid-in capital	40,110,305	37,001,439
Accumulated deficit	(29,343,517)	(24,456,845)
Total American DG Energy Inc. stockholders’ equity	10,816,606	12,593,085
Noncontrolling interest	1,249,305	983,535
Total stockholders’ equity	12,065,911	13,576,620
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,584,295	$34,738,733

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UNUADITED CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended December 31, 2013

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,886,672)	$(6,525,787)
Income (loss) attributable to noncontrolling interest	(239,606)	(241,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,471,914	1,754,279
Provision for losses on accounts receivable	235,638	123,880
Amortization of deferred financing costs	10,224	20,448
Increase (decrease) in fair value of warrant liability	(257,189)	139,893
Noncash interest expense	1,170,051	1,237,470
Stock-based compensation	596,349	810,285
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash	—	—
Accounts receivable and unbilled revenue	(454,053)	29,269
Due from related party	(285,916)	2,768
Inventory	674,109	(2,286,324)
Prepaid and other current assets	93,449	(48)
Increase (decrease) in:
Accounts payable	105,461	245,010
Accrued expenses and other current liabilities	90,148	(56,612)
Due to related party	136,404	(272,035)
Other long-term liabilities	(13,568)	(13,608)
Net cash used in operating activities	(1,553,257)	(5,033,079)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,590,055)	(4,211,402)
Net cash used in investing activities	(5,590,055)	(4,211,402)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures	2,947,380	—
Proceeds from issuance of warrants	—	7,500
Proceeds from sale of common stock, net of costs	952,333	3,535,038
Proceeds from sale of subsidiary common stock, net of costs	—	2,139,293
Proceeds from exercise of stock options	—	200,923
Purchases of common stock, net of costs	—	(750,000)
Convertible debenture transaction costs	—	—
Principal payments on capital lease obligations	(3,365)	(3,365)
Cancellation of restricted stock	—	(40)
Distributions to noncontrolling interest	(311,664)	(322,974)
Net cash provided by financing activities	3,584,684	4,806,375
Net (decrease) increase in cash and cash equivalents	(3,558,628)	(4,438,106)
Cash and cash equivalents, beginning of the period	13,362,919	17,801,025
Cash and cash equivalents, end of the period	$9,804,291	$13,362,919

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